Exhibit 10.3
AMENDMENT NO. 2 TO THE
ARMADA HOFFLER PROPERTIES, INC.
AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN
This Amendment No. 2 (“Amendment No. 2”) to the Armada Hoffler Properties, Inc. Amended and Restated 2013 Equity Incentive Plan (the “Plan”), is made effective as of June 18, 2025. All capitalized terms not specifically defined in this Amendment No. 2 shall have the meanings ascribed to them in the Plan.
The Plan is hereby amended as follows:
1.A new definition is added to Article I as follows:
Amendment No. 2 Effective Date
“Amendment No. 2 Effective Date” means June 18, 2025, the date Amendment No. 2 was approved by the stockholders of the Company.
2. The text of Section 5.02(a) of the Plan is hereby amended and restated to read in its entirety as follows:
“(a) The maximum aggregate number of Common Shares that may be issued under this Plan pursuant to the exercise of Options and SARs, the grant of Stock Awards or Other Equity-Based Awards and the settlement of Performance Units and Incentive Awards is 6,900,000 shares. Other Equity-Based Awards that are LTIP Units shall reduce the maximum aggregate number of shares of Common Stock that may be issued under this Plan on a one-for-one basis, i.e., each such unit shall be treated as an award of Common Stock.”
3.The text of Article XVII of the Plan is hereby amended and restated to read in its entirety as follows:
“No Stock Award, Performance Unit Award, Incentive Award, Option, SAR or Other Equity-Based Award may be granted under this Plan after the day before the tenth anniversary of the Amendment No. 2 Effective Date. Stock Awards, Performance Unit awards, Incentive Awards, Options, SARs and Other Equity-Based Awards granted before such date shall remain valid in accordance with their terms.”
Except to the extent amended hereby, the terms and provisions of the Plan shall remain in full force and effect.